Exhibit 4.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION ("BLUE SKY LAWS"), AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE BLUE SKY LAWS, UNLESS AN EXEMPTION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

                      INTEGRATED INFORMATION SYSTEMS, INC.

               WARRANT TO PURCHASE 300,000 SHARES OF COMMON STOCK

                                                            Dated: April 4, 2003

      This certifies that, for value received, AnchorBanCorp Wisconsin, Inc. ("BanCorp"), or its registered assigns, are entitled to purchase from Integrated Information Systems, Inc., a Delaware corporation (the "Company"), having its principal office at 2250 West 14th Street Tempe, Arizona 85281, Three Hundred Thousand (300,000) fully paid and non-assessable shares of the $0.001 par value common stock of the Company (the "Common Stock"), subject to the terms set forth herein. This Warrant shall be exercisable, as provided in Section 2, at an exercise price equal to the closing price as reported by the Nasdaq Small Cap Market on the date of this document, subject to adjustment as provided elsewhere herein (the "Warrant Price"). The holder(s) of this Warrant, whether the initial holder of this Warrant and/or a registered assign, shall be referred to herein as the "Warrantholder."

      1. Consideration. Pursuant to a promissory note dated April 4, 2003 Revolving Credit Agreement, and the Revised and Restated Subordinated Note, the Company borrowed $5,250,000.00 from AnchorBank, fsb, a subsidiary of BanCorp ("Anchor") and obtained a Line of Credit for an additional $1,000,000.00. Also on October 14, 2002, Anchor has extended credit and made other financial accommodations to the Company as evidenced by a "Business Manager(R) Agreement," pursuant to which the Company has sold and may sell additional accounts receivable to Anchor (the Subordinated Note, the Revolving Credit Agreement, and the Business Manager Agreement are referred to herein as the "Anchor Financing Documents").

      2. Exercise. The purchase rights represented by this Warrant may be exercised by the Warrantholder or its duly authorized attorney or representative, in whole or in part (but not as to less than 1,000 shares at any one time and not as to any fractional share of Common Stock), at any time and from time to time during the period commencing on the date of this Warrant (the "Commencement Date") and expiring at 5:00 p.m., Central Time, thirty days after the final obligation of the Company to Anchor under the Anchor Financing Documents has been satisfied (the "Expiration Date'), upon presentation of this Warrant at the principal office of the Company, with the purchase form attached hereto duly completed and signed, and upon payment to the Company in cash or by certified check or bank draft of an amount equal to the number of shares being so purchased multiplied by the Warrant Price; provided, however, that the Company shall provide Anchor and its counsel written notice at least 30 days prior to the Expiration Date of Anchor's rights to exercise said warrant, said notice being a condition precedent to the termination of said rights. The Company agrees that the Warrantholder will be deemed the record owner of such shares as of the close of business on the date on which the Warrant shall have been presented and payment shall have been made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding 20 days, after the exercise in full of the rights represented by this Warrant.

      3. Exercise in Part. If the Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Warrantholder to purchase the balance of the shares of Common Stock which the Warrantholder is entitled to purchase hereunder.

      4. Exchange. Subject to the provisions of Section 8, this Warrant is exchangeable at the option of the Warrantholder at the principal office of the Company for other Warrants of different denominations entitling the Warrantholder to purchase the same aggregate number of shares of Common Stock as are purchasable hereunder. In either case, any alterations shall be made upon presentation, at the principal office of the Company, of the Warrant(s), together with a written notice signed by the Warrantholder specifying the names and denominations in which any new Warrants are to be issued and the payment of any transfer tax due in connection therewith.

      5. Adjustment.

            a. Number of Shares. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive at the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.

            b. Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

            c. Effective Date of Adjustment. An adjustment made pursuant to this
Section 5 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


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

            d. Treasury Stock. For the purpose of any computation under this
Section 5, the number of shares of Common Stock deemed outstanding at any given time does not include shares owned or held by or for the account of the Company.

            e. Continuing Adjustments. In the event that at any time, as a result of an adjustment made pursuant to Section 5.a above, the Warrantholder shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Warrant Price with respect to such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock purchasable upon exercise of this Warrant, and the balance of the provisions of this Warrant shall apply on like terms to any such other shares.

            f. Fractional Shares. In the event of any adjustment, no fractional shares of Common Stock shall be issued in connection with the exercise of any Warrants, but the Company shall, in lieu of such fractional shares, make such cash payment therefor on the basis of the current market price on the day immediately prior to exercise.

            g. Merger, Sale. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure of the Company or in the case of a sale or other transfer of its property, assets, and business substantially as an entirety to another person or entity, appropriate adjustment shall be made so that the Warrantholder shall have the right thereafter to receive upon the exercise of this Warrant the amount of shares of Common Stock or other securities which such holder would have been entitled to receive if immediately prior to such event, such holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. Appropriate adjustment shall be made in the application of the provisions of this Warrant (including the provisions relating to adjustment of the Warrant Price) so that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable, to any shares of stock or other securities thereafter deliverable upon the exercise of this Warrant.

      6. Covenants of the Company. The Company covenants and agrees that:

            a. Reserve of Common Stock. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of this Warrant, the number of shares of Common Stock deliverable upon the exercise of this Warrant. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or properties issuable upon exercise of this Warrant;


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

            b. Validly Issued, Fully Paid and Nonassessable Shares. All Common Stock that may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof;

            c. Taxes. All original issue taxes payable with respect to the issuance of shares upon the exercise of the rights represented by this Warrant will be borne by the Company but in no event will the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrant; and

            d. Notices. The Company will give notice to the Warrantholder of (i) any tender offer that is being made for shares of the Company's Common Stock or
(ii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, the sale, lease or transfer of all or substantially all of the property or assets of the Company to another corporation or the voluntary or involuntary dissolution, liquidation or winding up of the Company (all such events in (i) and (ii) above are referred to as "Events"). The notice shall be delivered no later than five business days after the day the Company becomes aware of the Event and shall describe the Event, the date it is to take place and when the holders of Common Stock will be entitled to exchange their shares for securities or other properties deliverable upon such Event.

      7. No Voting Rights. Until exercised, this Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company.

      8. Transfer.

            a. Issuance of Warrant. If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer.

            b. Restriction. This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act") and any applicable state laws. Subject to the satisfaction of the aforesaid condition, this Warrant shall be transferable by the Warrantholder.

            c. Legend. The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing securities issuable upon exercise of this Warrant as to which the Company has not been supplied evidence that a subsequent transfer of such security would not be in violation of the Act and any applicable state laws.


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

      9. Subsequent Issuance of Warrant(s). If this Warrant (including, without limitation, upon transfer, exchange, division or partial exercise of this Warrant) is lost, stolen, mutilated or destroyed, the Company shall, on such terms as the Company may reasonably impose, including a requirement that the Warrantholder obtain a bond, issue a new Warrant of like denomination, tenor, and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone. Any Warrant issued pursuant to the provisions of this Section 9, or upon transfer, exchange, division or partial exercise of this Warrant, shall be substantially in the form hereof and shall be duly executed on behalf of the Company by an executive officer.

      10. Cancellation. Upon surrender of this Warrant for transfer or exchange or upon the exercise hereof, this Warrant shall be canceled by the Company, shall not be reissued by the Company, and, except as provided in Sections 2 and 3 in case of partial exercise, in Section 4 in case of an exchange or in Section 8.a in case of a transfer, no Warrant shall be issued in lieu hereof. Any new Warrant certificate shall be issued promptly but no later than seven days after receipt of the old warrant certificate; provided, however, that the obligation of the Company to transfer the Warrant or issue the shares of Common Stock upon the exercise of this Warrant shall be subject at all times to compliance with Sections 8.b and 8.c.

      11. Successors and Assigns. This Warrant shall inure to the benefit of and be binding upon the Warrantholder, the Company, and their respective successors and assigns.

      12. Notices. All notices required hereunder shall be in writing and shall be deemed received when delivered personally, one business day after delivery to a nationally recognized commercial overnight courier service, or three business days after mailing when mailed by certified or registered mail to the Company at the address set forth on the first page of this Warrant or the Warrantholder at 25 West Main Street, Madison, Wisconsin 53703, Attn: David L. Weimert, or at such other address of which the Company or Warrantholder has been advised by notice hereunder.

      13. Governing Law. The validity, interpretation, and performance of this Warrant and of the terms and provisions hereof shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws.

      14. Modification. This Warrant may not be modified, amended, altered or supplemented without the approval of a majority in interest of the holders of the Warrants and except upon the execution and delivery of a written agreement executed by the Company and the Warrantholder.


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

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of April 4, 2003.

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation


                             BY:    /s/ James G. Garvey, Jr.
                                    James G. Garvey, Jr.
                                    Its: Chief Executive Officer


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

                                                                     Exhibit 4.4

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers to ____________________________ the within Warrant, together with all rights, title, and interest therein, and does hereby irrevocably constitute and appoint _______________________ as the undersigned's attorney to transfer such Warrant on the register of the within-named Company, with full power of substitution.

                                   ---------------------------------------------
                                   [NAME OF HOLDER]

                                   By:
                                       -----------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Its:
                                        ----------------------------------------

                                   Dated:
                                          --------------------------------------

Signature Guaranteed:

                                                                     Exhibit 4.4

                                  PURCHASE FORM
                     To Be Executed Upon Exercise of Warrant

      The undersigned hereby exercises the right to purchase shares of Common Stock, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment (in cash or by certified check or bank draft) of the purchase price in full. The undersigned requests that certificate(s) for such shares shall be issued in the name set forth below.


                                   ---------------------------------------------
                                   [NAME OF HOLDER]

                                   By:
                                       -----------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Its:
                                        ----------------------------------------

                                   Dated:
                                          --------------------------------------

                                   Address:
                                            ------------------------------------


                                            ------------------------------------

                                    Employer Identification No., Social Security
                                    No. or other identifying number:

                                            ------------------------------------

      If the number of shares specified above shall not be all the shares purchasable under the within warrant, the Warrantholder hereby requests that a new Warrant for the unexercised portion shall be registered in the name set forth below and delivered to the address set forth below.

                                   Name:
                                         ---------------------------------------

                                   Address:
                                            ------------------------------------


                                            ------------------------------------

                                    Employer Identification No., Social Security
                                    No. or other identifying number:

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